UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 21, 2009

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

               333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

  (816) 713-8800

 Registrant’s telephone, number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 6, and 8 are not applicable and therefore omitted.

ITEM 7.01 Regulation FD Disclosure.

            On October 21, 2009, the U.S. Premium Beef, LLC (the "Company") mailed a proxy statement to its voting members requesting their vote at a special meeting to be held on November 2, 2009 on certain proposed amendments to the Company’s limited liability company agreement.  One set of amendments modifies the allocation of profits, losses, other allocation items and distributions between the Company’s Class A units and its Class B units.  The other proposed amendments clarify the authority of the Company to conduct redemptions of Class B units in certain circumstances.  A copy of that proxy statement is attached as Exhibit 20.1 to this Current Report on Form 8-K.  (Although the Company is required to file quarterly and annual reports pursuant to the Securities Act of 1933, as amended, the Company is not required to be and is not registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).   As a result, the Company’s distribution of  the proxy statement to its members is not subject to the portions of the Exchange Act governing solicitation of proxies.)

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit

20.1	Proxy Statement regarding proposed amendments to the Company’s limited liability company agreement, sent by U.S. Premium Beef, LLC to it members on or about October 21, 2009

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  October 21, 2009